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                                                                    EXHIBIT 3.10

                           AMENDED AND RESTATED BYLAWS

                                       OF

                       EVERGREEN AIRCRAFT SALES & LEASING

                                    ARTICLE 1

                             Stockholders' Meetings

          All meetings of stockholders shall be held either at the principal office of the corporation or at any other place within or without the State of Nevada as the Board or any person authorized to call such meeting or meetings may designate.

                                    ARTICLE 2

                                 Annual Meetings

          The annual meeting of the stockholders of the corporation shall be held at two o'clock in the afternoon of the first Monday in the anniversary month of the corporation in each year if not a legal holiday, and if a legal holiday, then at the same time on the next succeeding Monday not a legal holiday. In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for in the annual stockholders' meeting.

                                    ARTICLE 3

                                Special Meetings

          Except as otherwise provided by law, special meetings of the stockholders of this corporation shall be held whenever called by the president or vice-president or by the treasurer or by a majority of the board of directors or whenever one or more stockholders who are entitled to vote and who hold at least 25% of the capital stock issued and outstanding shall make written application therefor to the secretary or an assistant secretary stating the time, place, and purpose of the meeting called for.

                                    ARTICLE 4

                        Notice of Stockholders' Meetings

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          Notice of all stockholders' meetings stating the time and the place, and the objects for which such meetings are called, shall be given by the president or a vice-president or the treasurer or the secretary or an assistant secretary or by any one or more stockholders entitled to call a special meeting of the stockholders or by such other person or persons as the Board of Directors shall designate by mail not less than ten, nor more than 60 days prior to the date of the meeting, to each stockholder of record at his address as it appears on the stock books of the corporation, unless he shall have filed with the secretary of the corporation a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. The person giving such notice shall make an Affidavit in relation thereto.

          Any meeting of which all stockholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

                                    ARTICLE 5

                                Waiver of Notice

          Whenever any notice whatever is required to be given by these by-laws, or the articles of incorporation of this corporation, or any of the corporation laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE 6

                             Quorum of Stockholders

          Except as hereinafter provided, and as otherwise provided by law, at the meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding, represented by stockholders of record in person or by proxy, shall constitute a quorum; but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice; provided, however, that directors shall not be elected at meetings so adjourned. When a quorum is present at any meeting a majority in interest of the stock represented thereat shall decide any question which by express provision of law or of the articles of incorporation, or of these bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

                                    ARTICLE 7

                                Proxy and Voting

          Stockholders of record may vote at any meeting either in person or by proxy in writing, which shall be filed with the secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of

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time it is to continue in force, which shall be for some limited period. Each stockholder, except as hereinafter otherwise provided, shall be entitled to one vote for each share of stock held by him. At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director, or he may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

                                    ARTICLE 8

                                Order of Business

          At all such meetings of the stockholders, the order of business shall be:

               (a)  Calling of roll;
               (b)  Proof of notice of the meeting;
               (c)  Approving of minutes of previous meetings;
               (d)  Reports of directors and officers;
               (e)  Election of directors; and
               (f)  Miscellaneous business.

                                    ARTICLE 9

                               Board of Directors

          A board of directors shall be chosen by ballot at the annual meeting of the stockholders, or at any meeting held in place thereof as provided by law. The number of directors of this corporation shall be not less than three, nor more than nine. The board of directors may, by resolution adopted, increase or decrease the number of the directors of this corporation in accordance with the provisions of the Articles of Incorporation. Each director shall serve until the next annual meeting of the stockholders and until his successor is duly elected and qualified. Directors need not be stockholders in the corporation. Directors shall be of full age, and at least or of them shall be a citizen of the United States.

                                   ARTICLE 10

                               Powers of Directors

          The Board of Directors shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the board of directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Nevada, with the Articles of Incorporation of the corporation, or with these by-laws. The Board of Directors, shall have power to determine what constitutes net earnings, profits and surplus, respectively; what amount shall be resereved for

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working capital and for any other purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. Any action that may be taken by the majority of the board of directors or a quorum thereof at a regular or special meeting may also be taken without a regular or special meeting by resolution signed and approved by each and every member of the board of directors.

                                   ARTICLE 11

                                    Meetings

          The regular meetings of the board of directors shall be held at such places, and at such times, as the Board by vote may determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place, whenever and wherever called by the president, a vice-president, the treasurer, the secretary, an assistant secretary or two directors, notice thereof being given to each director by the secretary or an assistant secretary or an officer calling the meeting, or at any time without formal notice, provided all the directors are present, or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director at his residence or business address at least two days before the meeting, or by delivering the same to him personally or telegraphing the same to him at his residence, or business address, not later than the day before the day on which the meeting is to be held; unless, in case of emergency, the chairman of the board of directors or the president shall prescribe a shorter notice to be given personally or by telegraphing each director at his residence or business address. Such special meeting shall be held at such time and place as the notice thereof or waiver shall specify. The officers of the corporation shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders, and at the same place.

                                   ARTICLE 12

                               Quorum of Directors

          A majority of the members of the board of directors as constituted for the time being shall constitute a quorum for the transaction of business, but a lesser number (not less than two) may adjourn any meeting, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these by-laws.

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                                   ARTICLE 13

                               Limitation of Power

          The enumeration of the powers and duties of the directors in these by-laws shall not be construed to exclude all or any of the powers and duties, except insofar as the same are expressly prohibited or restricted by the provisions of these by-laws or the articles of incorporation; and the directors shall have and exercise all other powers and perform all such duties as may be granted by the laws of the state of Nevada and do not conflict with the provisions of these by-laws or articles of incorporation.

                                   ARTICLE 14

                                    Officers

          The officers of this corporation shall be a president, a vice president, a secretary, and a treasurer or a secretary-treasurer, who may have combined duties of a secretary and treasurer, and such other and further officers as the board of directors may from time to time determine, including, but not limited to, assistant secretary or assistant secretary-treasurer, who shall be elected and hold office at the pleasure of the board of directors. The board of directors may, at its discretion, elect one person to two or more official positions, and may elect a chairman of the board of directors, who, when present, shall preside at all meetings of the board of directors, and who shall have such other powers as the board shall prescribe. The board of directors may provide for an office of counsel.

                                   ARTICLE 15

                             Eligibility of Officers

          The president and the chairman of the board of directors need not be stockholders, but shall be directors of the corporation. The vice-president, secretary, treasurer, and such other officers as may be elected or appointed need not be stockholders or directors of the corporation. Any person may hold more than one office, provided the duties thereof can be consistently performed by the same person; provided, however, that no one person shall, at the same time, hold any three offices of president, vice-president, secretary and treasurer or secretary-treasurer.

                                   ARTICLE 16

                         Additional Officers and Agents

          The board of directors, at its discretion, may appoint a general manager, one or more assistant secretaries and such other officers or agents as it may deem advisable, and prescribe the duties thereof.

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                                   ARTICLE 17

                                   President

          The president, when present, shall preside at all meetings of the stockholders and, unless a chairman of the board of directors has been elected and is present, shall preside at meetings of the board of directors. The president or a vice-president, unless some other person is specifically authorized by vote of the board of directors, shall sign all certificates of stock, bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the corporation. He shall perform all the duties commonly incident to his office and shall perform such other duties as the board of directors shall designate.

                                   ARTICLE 18

                                 Vice-President

          Except as especially limited by vote of the board of directors, any vice-president shall perform the duties and have the powers of the president during the absence or disability of the president and shall have the power to sign all certificates of stock, bonds, and deeds, and contracts of the corporation. He shall perform such other duties and have such other powers as the board of directors shall designate.

                                   ARTICLE 19

                                    Secretary

          The secretary shall keep accurate minutes of all meetings of the stockholders and the board of directors, and shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the board of directors shall designate. The secretary shall have power, together with the president or a vice-president, to sign certificates of stock of the corporation. In his absence at any meeting an assistant secretary or a secretary pro tempore shall perform his duties thereat. The Secretary, any assistant secretary, and any secretary pro tempore shall be sworn to the faithful discharge of his duties.

                                   ARTICLE 20

                                    Treasurer

          The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have and exercise, under the supervision of the board of directors, all the powers and duties commonly incident to his office, and shall give bond in such form and with such sureties as shall be required by the board of directors. He shall deposit all funds of the

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corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the directors shall designate. He may endorse for deposit or collection all checks and notes payable to the corporation or to its order, may accept drafts on behalf of the corporation, and together with the president or a vice-president may sign certificates of stock. He shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors.

          All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the board of directors shall by general or special resolution direct. The board of directors may also in its discretion, require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

                                   ARTICLE 21

                                     Counsel

          The counsel shall be the legal advisor of the corporation and shall receive such salary for his services as the Board of Directors may determine.

                                   ARTICLE 22

                            Resignations and Removals

          Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the board of directors, or to the chairman of the board, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the board of directors.

          The stockholders, at any meeting called for the purpose, by vote of a majority of the stock issued and outstanding, may remove from office any director or other officer elected or appointed by the stockholders or board of directors and elect or appoint his successor. The board of directors, by vote of not less than a majority of the entire board, may remove from office any officer or agent elected or appointed by it.

                                   ARTICLE 23

                                    Vacancies

          If the office of any director or officer or agent becomes vacant by reason of death, resignation, removal, disqualification, or otherwise, the directors may by vote of

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a majority of a quorum, choose a successor or successors, who shall hold office for the unexpired term. If there shall be less than a quorum of the directors, but at least two directors at the time in office, the directors may by a majority vote choose a successor or successors, who shall hold office for the unexpired term. Vacancies in the board of directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner.

                                   ARTICLE 24

                              Certificates of Stock

          Every stockholder shall be entitled to a certificate or certificates of the capital stock of the corporation in such form as may be prescribed by the board of directors, duly numbered and sealed with the corporate seal of the corporation, and setting forth the number and kind of shares. Such certificates shall be signed by the president or a vice-president and by the treasurer or an assistant treasurer or the secretary, or an assistant secretary.

                                   ARTICLE 25

                                Transfer of Stock

          Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his post office address.

                                   ARTICLE 26

                                 Transfer Books

          The transfer books of the stock of the corporation may be closed for such period, not exceeding forty days, in anticipation of stockholders' meetings as the board of directors may determine. In lieu of closing the transfer books, the board of directors may fix a day not more than forty days prior to the day of holding any meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

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                                   ARTICLE 27

                              Loss of Certificates

          In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the board of directors shall prescribe.

                                   ARTICLE 28

                                      Seal

          The corporation shall have a seal on which shall appear the corporate name and the year when incorporated and such other designs as the board of directors may determine.

                                   ARTICLE 29

                               Executive Committee

          The board of directors by resolution adopted by a majority of the full board may appoint an executive committee to consist of a chairman and one or more other directors. The chairman of the committee shall be a director and shall be selected by the board of directors from the members of the executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

                                   ARTICLE 30

                                   Amendments

          The by-laws of the corporation, regardless of whether made by the stockholders or by the board of directors, may be amended, added to, or repealed by vote of a majority of the holders of the issued and outstanding capital stock of this corporation at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing or by a majority vote of the board of directors or the stockholders at any regularly called meeting.

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